EXHIBIT 99.2

GENENTECH, INC. CONSOLIDATED STATEMENTS OF INCOME DATA (in thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,

	2005	2004

Revenues:
Product sales	$1,274,115	$913,366
Royalties	200,321	151,860
Contract revenue	52,443	62,852

Total operating revenues	1,526,879	1,128,078

Costs and expenses:
Cost of sales	269,481	186,683
Research and development	278,124	212,886
Marketing, general and administrative	356,638	276,654
Collaboration profit sharing	198,798	145,221
Recurring charges related to redemption	34,482	38,209
Special items: litigation-related	19,527	13,458

Total costs and expenses	1,157,050	873,111

Operating margin	369,829	254,967

Other income, net(1)	31,502	15,444

Income before taxes	401,331	270,411
Income tax provision	105,165	99,640

Net income	$296,166	$170,771

Earnings per share:
Basic	$0.28	$0.16

Diluted	$0.27	$0.16

Weighted average shares used to compute earnings per share:
Basic	1,057,564	1,060,619

Diluted	1,083,841	1,087,087

___________________
(1)

"Other income, net" includes interest income and interest expense. In addition, "other income, net" includes realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain biotechnology debt and equity securities. For further detail, refer to our web site at www.gene.com.

GENENTECH, INC. CONSOLIDATED STATEMENTS OF INCOME DATA (in thousands, except per share amounts) (unaudited)

	Six Months Ended June 30,

	2005	2004

Revenues:
Product sales	$2,460,117	$1,677,066
Royalties	432,236	305,957
Contract revenue	96,104	120,190

Total operating revenues	2,988,457	2,103,213

Costs and expenses:
Cost of sales	520,522	301,163
Research and development	521,364	403,231
Marketing, general and administrative	671,852	523,968
Collaboration profit sharing	375,075	271,652
Recurring charges related to redemption	68,964	76,418
Special items: litigation-related	30,784	26,857

Total costs and expenses	2,188,561	1,603,289

Operating margin	799,896	499,924

Other income, net(1)	47,899	37,765

Income before taxes	847,795	537,689
Income tax provision	267,455	190,331

Net income	$580,340	$347,358

Earnings per share:
Basic	$0.55	$0.33

Diluted	$0.54	$0.32

Weighted average shares used to compute earnings per share:
Basic	1,052,228	1,057,955

Diluted	1,076,519	1,084,618

___________________
(1)

"Other income, net" includes interest income and interest expense. In addition, "other income, net" includes realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain biotechnology debt and equity securities. For further detail, refer to our web site at www.gene.com.

GENENTECH, INC. CONSOLIDATED BALANCE SHEET DATA (in thousands) (unaudited)

	June 30,

	2005	2004

Selected balance sheet data:
Cash, cash equivalents and short-term investments	$2,010,541	$1,619,134
Accounts receivable - product sales, net	509,971	445,076
Accounts receivable - royalties, net	238,714	189,513
Accounts receivable - other, net	165,133	136,593
Inventories	600,863	527,649
Long-term marketable debt and equity securities	901,052	1,414,663
Property, plant and equipment, net	2,792,106	1,740,423
Goodwill	1,315,019	1,315,019
Other intangible assets	603,956	710,644
Long-term assets	998,673	817,906
Total assets	10,546,610	9,083,774
Total current liabilities	1,141,735	862,201
Total liabilities	2,566,605	2,198,740
Total stockholders' equity	7,980,005	6,885,034

Year-to-date:
Capital expenditures	$729,810	$196,633

Total depreciation and amortization expense	181,454	178,520

GENENTECH, INC. NET PRODUCT SALES DETAIL (in thousands) (unaudited)

	Three Months Ended June 30,

	2005	2004

Net US Sales:
Rituxan	$450,348	$390,005
Herceptin	152,427	118,001
Avastin	245,685	133,004
Growth Hormone	97,116	88,000
Thrombolytics	51,635	50,001
Pulmozyme	46,906	36,509
Xolair	80,370	43,623
Raptiva	21,271	13,415
Tarceva	70,186	-

Total US Sales	$1,215,944	$872,558

Net Sales to Collaborators:
Rituxan	$32,013	$34,661
Herceptin	(1,767)	(319)
Avastin	3,557	-
Growth Hormone	799	413
Thrombolytics	1,663	1,543
Pulmozyme	7,886	4,457
Xolair	1,722	53
Raptiva	3,629	-
Enbrel	8,669	-

Total Sales to Collaborators	$58,171	$40,808

Total Net Product Sales	$1,274,115	$913,366

	Six Months Ended June 30,

	2005	2004

Net US Sales:
Rituxan	$890,898	$751,813
Herceptin	282,057	226,696
Avastin	448,540	171,131
Growth Hormone	186,984	171,965
Thrombolytics	102,202	94,266
Pulmozyme	90,889	74,524
Xolair	145,633	73,476
Raptiva	37,916	19,706
Tarceva	117,771	-

Total US Sales	$2,302,890	$1,583,577

Net Sales to Collaborators:
Rituxan	$65,063	$73,483
Herceptin	9,121	4,449
Avastin	15,189	-
Growth Hormone	3,019	1,918
Thrombolytics	4,666	3,502
Pulmozyme	15,649	9,874
Xolair	5,056	263
Raptiva	11,099	-
Enbrel	28,365	-

Total Sales to Collaborators	$157,227	$93,489

Total Net Product Sales	$2,460,117	$1,677,066